SCIENTIFIC ADVISORY BOARD AGREEMENT

THIS SCIENTIFIC ADVISORY BOARD AGREEMENT (this "Agreement"), dated as of June 18, 2007 and ending on June 17, 2010 between Consolidation Services Inc:, a Delaware Corporation (the "Company") and Hank Sartorio ("Consultant").

WITNESSETH:

WHEREAS, Company desires to retain Consultant to serve on the Scientific Advisory Board ("SAB") of the Company, and the Consultant is willing to provide such services;

NOW, THEREFORE, in consideration of the mutual understandings contained herein, the parties agree as follows:

Consulting Agreement. The Company hereby engages Consultant as an independent contractor and not an employee, to render consulting services to the Company as hereinafter provided and Consultant hereby accepts such engagement for a period commencing on June 18, 2007 and ending on June 17, 2010.

The Company hereby acknowledges and agrees that the Consultant may engage directly or indirectly in other business and ventures and shall not be required to perform any services under this Agreement When, for such periods in which, the rendering of such services shall unduly interfere with such other businesses and ventures, providing then such undertakings do not completely preempt Consultant's availability during the term of this Agreement. Neither Consultant or its employees will be considered by reasons of the provisions of the Agreement or otherwise of being an employee of the Company or as being entitled to participate in any health -insurance, medical, pension, bonus or similar employee benefit plans sponsored by the Company for its employees. Consultants shall report all earnings under this Agreement in the manner appropriate to its status as an independent contractor and shall file all necessary reports and pay all taxes with respect to such payments.

SERVICES

Subject to the terms and conditions of this Agreement, the Company hereby engages the Consultant, and Consultant hereby accepts the engagement to serve on the SAB (the "Services") to the Company.

During the term of this Agreement, Consultant shall assist the Company in identifying and evaluating technology which may have applications ill monitoring food safety, human or pet, and such other advisory task as may be reasonably requested from time to time, provided that:

(a) To the extent practicable such services shall be furnished only at such time and places as are mutually satisfactory to the Company and Consultant; and

(b) Consultant shall not be called upon to devote more time than is mutually agreeable, and

(c) Consultant shall not be required to provide Services on projects which are in conflict with commitments which predate this agreement, and Consultant shall notify the Company of said conflicts and be excused from participating in said projects, and

(d) The Company and Consultant Shall negotiate a separate agreement for any services requested by the Company which go beyond the Advisory Services contemplated herein, and

(e) The Company shall be entitled to use the Consultants name and approved biography identifying the Consultant as a SAB member in the Companies public filings as may be required and/or recommended by the Companies attorney at any time during the period when this Agreement is in effect, and

(f) Consultant shall maintain and protect confidentiality of all project information of the Companies.

2. Compensation and Expenses. For services provided by the Consultant, the Company (I) shall compensate the consultant by delivering to the Consultant 90,000 shares of common stock of the Company ("Common Stock"). The common shares will be valued at $0.10 per share for a total value of $9,000.00. The shares shall vest with Consultant as follows: 30,000 shares upon signing this Agreement and 30,000 shares on each anniversary of this Agreement until fully vested. The shares are not registered for public resale at the time of issuance, but may be registered by the Company at a time the Company considers appropriate.

3. Successors and Assigns. This Agreement is binding upon and inures to the benefit of Consultant and its successors and assigns; provided that in no event shall Consultant’s obligations to perform the Services be relegated or transferred by Consultant without the prior written consent of the Company.

4. Term. This Agreement shall commence on the date hereof and, unless sooner terminated in accordance with the provisions of Section 5 hereof, shall expire June 17, 2010.

5. Termination. Either the Company or Consultant may terminate this Agreement for material breach upon at least thirty (30) days prior written notice specifying the nature of the breach, if such breach has not been substantially cured within the thirty (30) day period.

6. Independent Contractor Relationship. Consultant and the Company are independent contractors and nothing contained in this Agreement shall be construed to place them in the relationship of partners, principal and agent, employment/employee or joint-venturers. Neither party shall have the power or right to bind, obligate or act on behalf of the other party, nor shall it hold itself out as having such authority.

7. Indemnification. Company shall indemnify and hold harmless the Consultant from and against any and all losses, damages, liabilities, reasonable attorney fees, court costs and expenses resulting from or in connection with this Agreement, or any act or omission of the Company.

8. Notice. For the purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given (i) when delivered, if personally delivered, (ii) when sent by facsimile transmission, when receipt therefore has been duly received, or (iii) when mailed by United States registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, addressed set forth in the preamble to this Agreement or to such other address as any party may have furnished to the other in any writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

9. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by authorized officers of each party. No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal laws of the State of Delaware. Any controversy arising under or in relation to this Agreement shall be settled by binding arbitration in Las Vegas, Nevada in accordance with the laws of the State of Nevada and the rules of the American Arbitration Association.

10. Counterparts. This Agreement may be executed in one or more counterparts, each or which shall be deemed to be an original but all of which together will constitute one and the same instrument.

11. Severability. If in any jurisdiction, any provision of this Agreement or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability, without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction or its application to other parties or circumstances. In addition, if any one or more of the provisions contained in this Agreement shall for any reason in any jurisdiction be held to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law of such jurisdiction as it shall then appear.

IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Company and Consultant as of the date written above.

Signature of Contractor

Name: Hank Sartorio

Address: 5333 Bayridge Court; Fairfield, CA. 94534

Signature: /s/ Hank Sartorio

Signature of Company

Name: Johnny R. Thomas, CEO

Address: Consolidation Services, Inc. 2756 N. Green Valley Parkway, Ste. 225; Henderson NV 89014

Signature: /s/ Johnny R. Thomas